AMENDMENT NO. 1 TO AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT

    This Amendment No. 1 to Amended and Restated Executive Employment Agreement (“Amendment”) is entered into as of November 6, 2025 by and between Pagaya Technologies US LLC, a Delaware limited liability company (the “Company” and subsidiary of Pagaya Technologies Ltd., a company organized under the laws of the state of Israel (the “Parent”), and Sanjiv Das (“Executive” and, together with the Company, and the Parent the “Parties”).

WHEREAS, the Company and Executive are parties to that certain Amended & Restated Executive Employment Agreement dated March 12, 2025 (the “Agreement”); and

WHEREAS, the parties wish to amend the Agreement as provided herein.

    NOW, THEREFORE, in consideration of the mutual promises of each made unto the other, and for further valuable consideration as hereinafter set forth, it is hereby agreed by and between the parties as follows:

1.Changes to Compensation. The Company shall extend the Additional Payment contemplated in Section 3(a) of the Agreement indefinitely, such that Executive shall be entitled to $750,000 per annum over the course of Executive’s employment with the Company from the date hereof, to be paid in equal installments with the Company’s standard payroll practices. For the avoidance of doubt, there shall be no gap in payment of the Additional Payment for the period between the Executive’s two-year anniversary of employment with the Company and the date hereof. This Additional Payment is subject to the same terms and conditions as Executive’s original Additional Payment.

2.Miscellaneous.

a.Effect of Amendment. All terms used in this Amendment, unless otherwise defined herein, shall have the same meaning as ascribed to said terms in the Agreement. Except as set forth in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect, and are incorporated herein by reference. In the event of any inconsistency between this Amendment and the Agreement, the terms of this Amendment shall prevail.
b.Governing Law. This Amendment is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.
c.Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall, for all purposes, be deemed an original and all such counterparts taken together shall constitute one and the same instrument.
d.Signatures. All signatures to this Second Amendment may be an original signature, faxed signature or electronic signature, each of which shall, for all purposes, be deemed an original.
IN WITNESS WHEREOF AND INTENDING TO BE LEGALLY BOUND THEREBY, the parties hereto have executed and delivered this First Amendment as of the year and date first above written.

                            PAGAYA TECHNOLOGIES US, LLC

                            By: __/s/ Eric Watson _____________________
Name: Eric Watson
Title: Chief Legal Officer

                            EXECUTIVE

                            _/s/ Sanjiv Das__________________________
                            Sanjiv Das